Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 UNITED STATES CODE SS. 1350

In connection with the Quarterly Report of Griffin Land & Nurseries, Inc. (the “Company”) on Form 10-Q for the quarter ended June 3, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Anthony J. Galici, Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Periodic Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANTHONY J. GALICI
Anthony J. Galici
Vice President, Chief Financial Officer and Secretary
July 18, 2006